Registration No.
                            FORM S-8

                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933

                   Modine Manufacturing Company
       --------------------------------------------------
       (Exact Name of Issuer as specified in its charter)


           Wisconsin                         39-0482000
--------------------------------        --------------------
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)          Identification No.)


     1500 DeKoven Avenue, Racine, Wisconsin        53403
-------------------------------------------------------------
     (Address of Principal Executive Offices)     (Zip Code)


  Modine 401(k) Retirement Plan for Hourly Non-Union Employees
  ------------------------------------------------------------
                    (Full title of the plan)


W. E. Pavlick, Secretary, 1500 DeKoven Avenue, Racine, WI 53403
---------------------------------------------------------------
             (Name and address of agent for service)


                         (262) 636-1200
----------------------------------------------------------------
 (Telephone number, including area code, of agent for service)


                 CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------
                            Proposed     Proposed
 Title of                   Maximum      Maximum
Securities       Amount     Offering     Aggregate      Amount of
  to be          to be       Price       Offering     Registration
Registered     Registered   Per Unit      Price          Fee
----------     ----------   ---------  -------------  ------------

Common Stock
($0.625 Par     250,000
Value)           shares     $25.50(3)  $6,375,000(3)  $1,683.00
------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.
(2) Pursuant to Rule 457(h)(2), no filing fee is required with respect to the participation in the Plan registered hereunder.

(3)  The "Proposed Maximum Offering Price Per Share" and
     "Proposed Maximum Aggregate Offering Price" are based upon
     $25.50 per share, the closing price at which such stock was sold on October 17, 2000.

        An Exhibit Index appears on Pages 8 and 9 herein.

     This registration statement pertains to additional shares of Common Stock, $0.625 par value, of Modine Manufacturing Company (the "Company") to be registered for issuance pursuant to the Modine 401(k) Retirement Plan for Hourly Non-Union Employees (the "Plan"). In accordance with Form S-8, General Instruction E, the contents of the Company's Form S-8 Registration Statement filed October 26, 1998, and bearing Registration No. 333-66111 is hereby incorporated by reference as if fully set forth herein.

                             PART II

Item 8.        Exhibits.
-------        ---------

  4(a)         Rights Agreement dated as of
               October 16, 1986 between the
               Registrant and First Chicago Trust
               Company of New York (Rights Agent)
               (filed by reference to the
               Registrant's Annual Report on Form
               10-K for the fiscal year ended
               March 31, 1997).

  4(b)(i)      Rights Agreement Amendment No. 1
               dated as of January 18, 1995
               between the Registrant and First
               Chicago Trust Company of New York
               (Rights Agent) (filed by reference to
               the Registrant's Annual Report on
               Form 10-K for the fiscal year ended
               March 31, 2000).

  4(b)(ii)     Rights Agreement Amendment No. 2
               dated as of January 18, 1995 between
               the Registrant and First Chicago
               Trust Company of New York (Rights
               Agent) (filed by reference to the
               Registrant's Annual Report on Form
               10-K for the fiscal year ended
               March 31, 2000).

  4(b)(iii)    Rights Agreement Amendment No. 3
               dated as of October 15, 1996
               between the Registrant and First
               Chicago Trust Company of New York
               (Rights Agent) (filed by reference to
               the exhibit contained within the
               Registrant's Quarterly Report on Form
               10-Q dated December 26, 1996).

  4(b)(iv)     Rights Agreement Amendment No. 4
               dated as of November 10, 1997
               between the Registrant and Norwest
               Bank Minnesota, N.A., (Rights Agent)
               (filed by reference to the exhibit
               contained within the Registrant's
               Quarterly Report on Form 10-Q dated
               December 26, 1997).

               Note:  The amount of long-term debt
               -----
               authorized under any instrument
               defining the rights of holders of
               long-term debt of the Registrant,
               other than as noted above, does not
               exceed ten percent of the total
               assets of the Registrant and its
               subsidiaries on a consolidated basis.
               Therefore, no such instruments are
               required to be filed as exhibits to
               this Form.  The Registrant agrees to
               furnish copies of such instruments to
               the Commission upon request.

 *5(a)         Opinion regarding legality of
               original issuance securities provided
               by von Briesen, Purtell & Roper, S.C.

  5(b)         In lieu of an opinion of counsel
               concerning compliance with the
               requirements of ERISA or an Internal
               Revenue Service (IRS) determination
               letter that the Plan is qualified
               under section 401 of the Internal
               Revenue Code, the Registrant hereby
               undertakes that it has submitted or
               will submit the Plan and any
               amendments thereto to the IRS in a
               timely manner and has made or will
               make all changes required by the IRS
               in order to qualify the plan.

 15            Not Applicable.

*23(a)         Consent of Independent Accountants,
               provided by PricewaterhouseCoopers LLP.

*23(b)         Consent of Counsel (included in
               Exhibit 5(a)).

 24            Not Applicable.

 27            Not Applicable.

*99            Important Factors and Assumptions
               Regarding Forwarding-Looking
               Statements.

* Filed herewith

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on the 18th day of October, 2000.


                              MODINE MANUFACTURING COMPANY


                              By:  D. R. JOHNSON
                                 ---------------------------------
                                 D. R. Johnson, President and
                                 Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


D. R. JOHNSON                              October 18, 2000
---------------------------------          ----------------
D. R. Johnson, President and                    Date
Chief Executive Officer and
Director


A. D. REID                                 October 18, 2000
---------------------------------          ----------------
A. D. Reid, Vice President and                  Date
Chief Financial Officer


W. E. PAVLICK                              October 18, 2000
---------------------------------          ----------------
W. E. Pavlick, Senior Vice                      Date
President, General Counsel
& Secretary


R. J. DOYLE                                October 18, 2000
---------------------------------          ----------------
R. J. Doyle, Director                           Date


F. P. INCROPERA                            October 18, 2000
---------------------------------          ----------------
F. P. Incropera, Director                       Date

F. W. JONES                                October 18, 2000
---------------------------------          ----------------
F. W. Jones, Director                           Date


                                           October 18, 2000
---------------------------------          ----------------
D. J. Kuester, Director                         Date


V. L. MARTIN                               October 18, 2000
---------------------------------          ----------------
V. L. Martin, Director                          Date


G. L. NEALE                                October 18, 2000
---------------------------------          ----------------
G. L. Neale, Director                           Date


M. C. WILLIAMS                             October 18, 2000
---------------------------------          ----------------
M. C. Williams, Director                        Date


M. T. YONKER                               October 18, 2000
---------------------------------          ----------------
M. T. Yonker, Director                          Date


     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 18th day of October, 2000.

                              MODINE 401(k) RETIREMENT PLAN FOR
                                   HOURLY NON-UNION EMPLOYEES

                              BY: WALTER A. LECOCQ
                                 --------------------------------
                                   Walter A. Lecocq, Vice
                                   President of Marshall & Ilsley
                                   Trust Company, Trustee

                              BY: MICHAEL C. WIEBER
                                 --------------------------------
                                   Michael C. Wieber, Vice
                                   President of Marshall & Ilsley
                                   Trust Company, Trustee

                          EXHIBIT INDEX

                                                             Sequential
Description                                                    Page No.
-----------                                                  ----------

  4(a)         Rights Agreement dated as of
               October 16, 1986 between the
               Registrant and First Chicago Trust
               Company of New York (Rights Agent)
               (filed by reference to the
               Registrant's Annual Report on Form
               10-K for the fiscal year ended
               March 31, 1997).

  4(b)(i)      Rights Agreement Amendment No. 1
               dated as of January 18, 1995
               between the Registrant and First
               Chicago Trust Company of New York
               (Rights Agent) (filed by reference to
               the Registrant's Annual Report on
               Form 10-K for the fiscal year ended
               March 31, 2000).

  4(b)(ii)     Rights Agreement Amendment No. 2 dated
               as of January 18, 1995 between the
               Registrant and First Chicago Trust
               Company of New York (Rights Agent)
               (filed by reference to the Registrant's
               Annual Report on Form 10-K for the
               fiscal year ended March 31, 2000).

  4(b)(iii)    Rights Agreement Amendment No. 3
               dated as of October 15, 1996
               between the Registrant and First
               Chicago Trust Company of New York
               (Rights Agent) (filed by reference to
               the exhibit contained within the
               Registrant's Quarterly Report on Form
               10-Q dated December 26, 1996).

  4(b)(iv)     Rights Agreement Amendment No. 4
               dated as of November 10, 1997
               between the Registrant and Norwest
               Bank Minnesota, N.A., (Rights Agent)
               (filed by reference to the exhibit
               contained within the Registrant's
               Quarterly Report on Form 10-Q dated
               December 26, 1997).

               Note:  The amount of long-term debt
               -----
               authorized under any instrument
               defining the rights of holders of
               long-term debt of the Registrant,
               other than as noted above, does not
               exceed ten percent of the total
               assets of the Registrant and its

                                                             Sequential
Description                                                    Page No.
-----------                                                  ----------


               subsidiaries on a consolidated basis.
               Therefore, no such instruments are
               required to be filed as exhibits to
               this Form.  The Registrant agrees to
               furnish copies of such instruments to
               the Commission upon request.

 *5(a)         Opinion regarding legality of
               original issuance securities
               provided by von Briesen, Purtell &
               Roper, S.C.                                       10

  5(b)         In lieu of an opinion of counsel
               concerning compliance with the
               requirements of ERISA or an Internal
               Revenue Service (IRS) determination
               letter that the Plan is qualified
               under section 401 of the Internal
               Revenue Code, the Registrant hereby
               undertakes that it has submitted or
               will submit the Plan and any
               amendments thereto to the IRS in a
               timely manner and has made or will
               make all changes required by the IRS
               in order to qualify the plan.

 15            Not Applicable.

*23(a)         Consent of Independent Accountants,
               provided by PricewaterhouseCoopers LLP.           11

*23(b)         Consent of Counsel, incorporated by
               reference to Exhibit 5(a).                        10

 24            Not Applicable.

 27            Not Applicable.

*99            Important Factors and Assumptions
               Regarding Forwarding-Looking
               Statements.                                       12

* Filed herewith